Calculation of Filing Fee Tables
S-1
HYDROFARM HOLDINGS GROUP, INC.
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.0001 per share	Other	6,971,575	$ 0.64	$ 4,461,808.00	0.0000870	$ 388.18
Fees to be Paid	2	Equity	Common stock, par value $0.0001 per share, issuable upon exercise of pre-funded warrants	Other	640,000	$ 0.64	$ 409,600.00	0.0000870	$ 35.64
Fees to be Paid	3	Equity	Common stock, par value $0.0001 per share, issuable upon exercise of common warrants	Other	9,210,975	$ 0.64	$ 5,895,024.00	0.0000870	$ 512.87
Fees to be Paid	4	Equity	Common stock, par value $0.0001 per share, issuable upon exercise of placement agent warrants	Other	736,878	$ 0.64	$ 471,601.92	0.0000870	$ 41.03
Total Offering Amounts:							$ 11,238,033.92		$ 977.72
Total Fees Previously Paid:									$ 0.00
Total Fee Offsets:									$ 0.00
Net Fee Due:									$ 977.72
Offering Note
[1]	(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the registrant's common stock, par value $0.0001 per share (the "Common Stock"), that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the registrant's outstanding shares of common stock. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant's Common Stock on the Nasdaq Capital Market on November 3, 2026.

[2]	(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the registrant's common stock, par value $0.0001 per share (the "Common Stock"), that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the registrant's outstanding shares of common stock. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant's Common Stock on the Nasdaq Capital Market on November 3, 2026.

[3]	(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the registrant's common stock, par value $0.0001 per share (the "Common Stock"), that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the registrant's outstanding shares of common stock. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant's Common Stock on the Nasdaq Capital Market on November 3, 2026.

[4]	(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the registrant's common stock, par value $0.0001 per share (the "Common Stock"), that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the registrant's outstanding shares of common stock. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant's Common Stock on the Nasdaq Capital Market on November 3, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A